Exhibit 1.1

NORTHWEST AIRLINES, INC., ISSUER

NORTHWEST AIRLINES CORPORATION, GUARANTOR

Pass Through Certificates

Series 2007-1

UNDERWRITING AGREEMENT

Dated:  October 2, 2007

NORTHWEST AIRLINES, INC., ISSUER

NORTHWEST AIRLINES CORPORATION, GUARANTOR

UNDERWRITING AGREEMENT

October 2, 2007

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED
J.P. MORGAN SECURITIES INC.
CALYON SECURITIES (USA) INC.
DEUTSCHE BANK SECURITIES INC.
CREDIT SUISSE SECURITIES (USA) LLC

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

and

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

as representatives of the Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

Northwest Airlines, Inc., a Minnesota corporation (the “Company”), proposes that U.S. Bank Trust National Association, as pass through trustee (the “Trustee”) under the Class A Trust and the Class B Trust (each as defined below), issue and sell to the underwriters named in Schedule II hereto the Northwest Airlines Pass Through Certificates, Series 2007-1A (the “Class A Certificates”) and the Northwest Airlines Pass Through Certificates, Series 2007-1B (the “Class B Certificates” and together with the Class A Certificates, the “Offered Certificates”) in the aggregate principal amounts and with the interest rates and final expected distribution dates set forth on Schedule I hereto on the terms and conditions stated herein. The aggregate principal amount of Offered Certificates having each such final expected distribution date is referred to as a “Pass Through Certificate Designation”.

The Offered Certificates will be issued pursuant to the Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, a Delaware corporation and the ultimate parent company of the Company (the “Guarantor”), the Company and the Trustee (the “Basic Agreement”), as supplemented with respect to each series of Offered Certificates by a separate Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (individually, a “Trust Supplement”), among the Guarantor, the Company and the Trustee (the Basic Agreement as supplemented by each such Trust Supplement being referred to herein individually as a “Pass Through Agreement”). The Trust Supplements are related to the creation and administration of Northwest Airlines Pass Through Trust, Series 2007-1A (the “Class A Trust”) and Northwest Airlines Pass Through Trust, Series 2007-1B (the “Class B Trust”, and together with the Class A Trust, the “Trusts”).

As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firms named as Underwriters in Schedule II, and the term “you” shall mean collectively, Citigroup Global Markets Inc. (“Citi”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”), in their capacity as representatives of the Underwriters.

The cash proceeds of the offering of Offered Certificates by each Trust will be paid to Citibank, N.A., as escrow agent (the “Escrow Agent”), under an Escrow and Paying Agent Agreement among the Escrow Agent, the Underwriters, the Trustee and U.S. Bank National Association, as paying agent (the “Paying Agent”), for the benefit of the holders of Offered Certificates issued by such Trust (each, an “Escrow Agreement”). The Escrow Agent will deposit such cash proceeds (each, a “Deposit”) with Credit Suisse, New York Branch (the “Depositary”), in accordance with a Deposit Agreement relating to the respective Trust (the “Deposit Agreement”), and will withdraw Deposits upon request to allow the Trustee to purchase Equipment Notes (as defined in the Note Purchase Agreement referred to herein) from time to time pursuant to a Note Purchase Agreement to be dated as of the Closing Date (the Purchase Agreement”) among the Company, the Trustee of each of the Trusts and U.S. Bank National Association, as Subordination Agent (as hereinafter defined), U.S. Bank National Association, as Paying Agent and Citibank, N.A., as Escrow Agent. The Escrow Agent will issue receipts to be attached to each related Offered Certificate (“Escrow Receipts”) representing each holder’s fractional undivided interest in amounts deposited with the Escrow Agent and will pay to such holders through the related Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the related Deposit Agreement at a rate per annum equal to the interest rate applicable to the corresponding Offered Certificates.

Certain amounts of interest payable on the Offered Certificates issued by each of the Class A Trust and the Class B Trust will be entitled to the benefits of separate primary liquidity facilities. Calyon, a société anonyme organized under the laws of France (the “Liquidity Provider”), acting through its New York Branch will enter into a separate revolving credit agreement with respect to each of the Class A Trust and the Class B Trust (collectively, the “Liquidity Facilities”), each to be dated as of the Closing Date for the benefit of the holders of the Offered Certificates issued by such Trust. The Liquidity Provider and the holders of the Offered Certificates will be entitled to the benefits of an

Intercreditor Agreement to be dated as of the Closing Date (the “Intercreditor Agreement”) among the Trustees, U.S. Bank National Association, as subordination agent and trustee thereunder (the “Subordination Agent”) and the Liquidity Provider.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (File No. 333-107070) on Form S-3, relating to securities (the “Shelf Securities”), including the Offered Certificates, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated August 1, 2003 in the form first used to confirm sales of the Offered Certificates (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offered Certificates in the form first used to confirm sales of the Offered Certificates (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Basic Prospectus and the preliminary prospectus supplement dated October 1, 2007 (the “Preliminary Prospectus”) relating to the Offered Certificates together with the free writing prospectuses, if any, each identified in Schedule IV hereto, and “electronic road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

Capitalized terms not otherwise defined in this Agreement shall have the meanings specified therefor in the Pass Through Agreements, the Note Purchase Agreement or the Intercreditor Agreement referred to in the Pass Through Agreements; provided that, as used in this Agreement, the term “Operative Documents” shall mean the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Liquidity Facilities, the Pass Through Agreements, the Note Purchase Agreement, the Participation Agreements, the Indentures, the Equipment Notes and the Guarantees.

Section 1.              Representations and Warranties. The Guarantor and the Company jointly and severally represent and warrant to, and agree with each Underwriter that:

(a)           The Guarantor and the Company meet the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission; on each Effective Date and as of the date and time that this Agreement is executed and delivered by the parties hereto, the Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and the Registration Statement did not and does not contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act and the Prospectus, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; the Time of Sale Prospectus, as of 4:30 p.m. (Eastern time) on October 2, 2007, when sales of the Offered Certificates were first made, does not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each electronic road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its date, on the date hereof and on the Closing Date (as defined below), neither the Prospectus nor any amendments thereof and supplements thereto, includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions based upon information relating to any Underwriter furnished in writing to the Guarantor or the Company by or on behalf of any Underwriter expressly for use in the Prospectus or to statements or omissions in that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1.

(b)           The documents incorporated by reference in the Time of Sale Prospectus and the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(c)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rules 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule IV hereto, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           Ernst & Young LLP, who have reported upon the audited consolidated financial statements and the financial statement schedules, if any, included or incorporated by reference in the Registration Statement, are independent public accountants within the meaning of the Securities Act.

(e)           This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(f)            The Company does not have any “significant subsidiaries” as defined in Regulation S-X, and the Guarantor does not have any significant subsidiaries (other than the Company).

(g)           The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Guarantor and its consolidated subsidiaries for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The summary consolidated financial data included in the Time of Sale Prospectus and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

(h)           Each of the Company and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and Delaware, respectively, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus and to perform its obligations under this Agreement; and each of the Guarantor and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(i)            The Company is a “citizen of the United States” (as defined in Section 40102(a)(15) of Title 49 of the United States Code) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. There is in force with respect to the Company an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation (the “Federal Aviation Act”). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Guarantor, indirectly through Northwest Airlines Holdings Corporation and NWA Inc., each a Delaware corporation, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

(j)            The Operative Documents to which the Guarantor and/or the Company will be a party will be duly executed and delivered by the Guarantor and/or the Company, as the case may be, on or prior to the Closing Date or the applicable Delivery Date (as defined in the Participation Agreements), as the case may be.

(k)           The Operative Documents to which the Guarantor and/or the Company is, or is to be, a party are or will be substantially in the form heretofore supplied to you (in the case of the Indentures and the Participation Agreements, except for such modifications permitted by the Note Purchase Agreement), and, when duly executed and delivered by the Guarantor or the Company, as the case may be, will constitute valid and binding obligations of the Guarantor or the Company, as the case may be, enforceable against the Guarantor and the Company, as the case may be, in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act. The Offered Certificates, the Equipment Notes and the Operative Documents will conform in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus.

(l)            When executed, authenticated, issued and delivered in the manner provided for in each Pass Through Agreement and sold and paid for as provided in this Agreement, the Offered Certificates will constitute valid and binding obligations of the related Trustees, entitled to the benefits of the related Pass Through Agreements and enforceable against the related Trustees in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing. When executed, authenticated, issued and delivered in the manner provided for in the related Escrow Agreements, the Escrow Receipts will be legally and validly issued and will be entitled to the benefits of the related Escrow Agreements.

(m)          The Equipment Notes to be issued under each Indenture, when duly executed and delivered by the Company, and duly authenticated by the Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of the Company except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing. The holders of the Equipment Notes will be entitled to the benefits of such Indenture.

(n)           Since the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been any material adverse change in the condition (financial or otherwise), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

(o)           Neither the Company nor the Guarantor is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Material Adverse Effect. The execution and delivery by the Company and the Guarantor of this Agreement and by the Company and/or the Guarantor of the Operative Documents to which the Company and/or Guarantor is, or is to be, a party, the issuance and delivery of the Offered Certificates, the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement, by such Operative Documents, the Time of Sale Prospectus and the Prospectus, and compliance by the Company and the Guarantor with the terms of this Agreement and such Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor and do not and will not result in any violation of the charter or by-laws of the Company or the Guarantor, and do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or other instrument to which the Company or the Guarantor is a party or by which either may be bound or to which any of its properties may be subject and which is included or incorporated by reference as an exhibit to any document incorporated by reference in the Time of Sale Prospectus or the Prospectus or included as an exhibit to the Registration Statement (other than the Operative Documents and except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Guarantor or any of their respective properties (other than the securities or Blue Sky or similar laws of the various states and of foreign jurisdictions), except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect.

(p)           No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization, issuance, sale and delivery of the Offered Certificates and the Equipment Notes, the valid authorization, execution, delivery and performance by the Guarantor and/or the Company of this Agreement and the Operative Documents to which the Guarantor and/or the Company is, or is to be, a party, or the consummation by the Guarantor or the Company of the transactions contemplated by this Agreement and such Operative Documents, except such as are required under the Securities Act, the Trust Indenture Act and the securities or Blue Sky or similar laws of the various states and of foreign jurisdictions and except for filings or recordings with the Federal Aviation Administration (the “FAA”) and the International Registry under the Cape Town Convention (as defined in the applicable Participation Agreement) and under the Uniform Commercial Code as is in effect in Minnesota, as of the date hereof, which filings or recordings shall have been made, or duly presented for filing, on or prior to the applicable Delivery Date (as defined in the Participation Agreement relating to the Aircraft to be acquired on such date).

(q)           There is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company or the Guarantor, threatened against the Company or the Guarantor (i) that is required to be disclosed in the Registration Statement or the Prospectus, which are not so disclosed or (ii) except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto) (A) could reasonably be expected to have a Material Adverse Effect or (B) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement.

(r)            There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

(s)           The Company and the Guarantor each possess all adequate certificates, authorizations and permits issued by appropriate governmental agencies or bodies which are necessary to conduct, in all material respects, the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or the Guarantor, would have, singly or in the aggregate, a Material Adverse Effect.

(t)            Except as disclosed in the Time of Sale Prospectus and the Prospectus, no labor dispute with the employees of the Company or the Guarantor exists or, to the knowledge of the Company and the Guarantor, is imminent, in either case, which might reasonably be expected to have a Material Adverse Effect.

(u)           None of the Guarantor, the Company or any Trust is an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”); and after giving effect to the offering and sale of the Offered Certificates and the application of the proceeds thereof as described in the Time of Sale Prospectus or Prospectus, none of the Trusts will be, nor will the escrow arrangements relating to the Trusts contemplated by the respective Escrow Agreements result in the creation of, an “investment company”, as defined in the Investment Company Act.

(v)           The Company and the Guarantor have not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, to the extent applicable, in connection with the offering of the Offered Certificates.

(w)          The Guarantor and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Guarantor and its subsidiaries’ internal controls over financial reporting are effective and the Guarantor and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(x)            The Guarantor and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(y)           There is and has been no failure on the part of the Guarantor and any of the Guarantor’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(z)            Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor or Company, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Guarantor, its subsidiaries and, to the knowledge of the Company and the Guarantor, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aa)         The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Guarantor or the Company, threatened.

(bb)         Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor or Company, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc)         The information, statements and data contained under the heading “VII. Financial Information, Projections, And Valuation Analysis. C. Reorganization Valuation Analysis” and contained in Exhibit B – Liquidation Analysis, Exhibit F.1 – Overview of Business Plan, and Exhibit F.2 – Financial Projections, in each case, contained in the Disclosure Statement with respect to Debtors’ First Amended Joint and Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code filed as an exhibit to a current report on Form 8-K filed with the Commission on February 16, 2007 incorporated by reference in the Prospectus, are based on or derived from sources which each of the Guarantor and the Company believes to be reliable and accurate or represent the Guarantor’s and the Company’s good faith estimates that are made on the basis of data derived from such sources and, in the case of historical information, statements and data contained therein, are true and correct in all material respects.

Any certificate signed by a duly authorized officer of the Company or the Guarantor and delivered to an Underwriter or to counsel for the Underwriters in connection with the offering of Offered Certificates shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to the Underwriters as to the matters covered thereby.

Section 2.              Purchase and Sale. (a)  In reliance upon the representations and warranties herein contained, the Guarantor and the Company agree to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at the purchase price specified in Schedule I, the respective amounts of Offered Certificates of each Pass Through Certificate Designation set forth opposite the name of such Underwriter in Schedule II. Concurrently with the issuance of the Offered Certificates, the Escrow Agent shall issue and deliver to the Trustee the Escrow Receipts in accordance with the terms of the Escrow Agreements, which Escrow Receipts shall be attached to the related Offered Certificates.

(b)           The Company is advised by you that the Underwriters propose to make a public offering of the Offered Certificates as soon after this Agreement has been entered into as in your judgment is advisable as set forth in the Prospectus.

(c)           As compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Offered Certificates, including their respective undertakings to distribute the Offered Certificates, the Company will pay to the Underwriters the sum set forth in Schedule III. Such payment will be made on the Closing Date simultaneously with the issuance and sale of the Offered Certificates (with the related Escrow Receipts attached) to the Underwriters. Payment of such compensation shall be made by wire transfer of immediately available funds.

Section 3.              Delivery of and Payment for the Offered Certificates. (a) Delivery of and payment for the Offered Certificates (with attached Escrow Receipts) shall be made at the offices of Simpson, Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017-3954 at 9:00 A.M. on October  10, 2007 or on such other date, time and place as may be agreed upon by the Company, the Guarantor and you (such date and time of delivery and payment for the Offered Certificates being herein called the “Closing Date”). Delivery of the Offered Certificates (with attached Escrow Receipts) issued by each Trust shall be made to your account at The Depository Trust Company for the respective accounts of the several Underwriters against payment by the Underwriters by wire transfer of immediately available funds to the Depository. Upon delivery the Offered Certificates shall be registered in the name of Cede & Co. or in such other names, and in such denominations as you may request in writing at least two full business days in advance of the Closing Date.

(b)           The Company agrees to have one or more global certificates representing the Offered Certificates available for inspection and checking by you in New York, New York not later than one full business day prior to the Closing Date.

Section 4.              Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase the Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company and Guarantor contained herein as of the date and time that this Agreement is executed and delivered by the parties hereto and the Closing Date, to the accuracy of the statements of the Company and Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

(a)           On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

(b)           On the Closing Date, you shall have received an opinion of each of Simpson Thacher & Bartlett LLP, counsel for the Company and the Guarantor, and Cadwalader, Wickersham & Taft LLP, special counsel for the Company and the Guarantor, each dated the Closing Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibits A-1 and A-2 hereto, respectively.

(c)           On the Closing Date, you shall have received an opinion of either the Vice President, Law & Secretary of the Company and the Guarantor or an Associate General Counsel of the Company and Assistant Secretary of the Company and the Guarantor, dated the Closing Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibit B hereto.

(d)           On the Closing Date, you shall have received an opinion of Shipman & Goodwin LLP, counsel for U.S. Bank Trust National Association, individually and as Trustee, and counsel for U.S. Bank National Association, as Subordination Agent and Paying Agent, dated the Closing Date and in form and substance reasonably satisfactory to you and counsel to the Underwriters, substantially to the effect as set forth in Exhibit C hereto.

(e)           On the Closing Date, you shall have received an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Escrow Agent, and an opinion of in-house counsel for the Escrow Agent, each dated the Closing Date, and in form and substance reasonably satisfactory to you and counsel to the Underwriters, substantially to the effect as set forth in Exhibits D-1 and D-2 hereto, respectively.

(f)            On the Closing Date, you shall have received an opinion of Shearman & Sterling LLP, special counsel for the Liquidity Provider, an opinion of in-house counsel for the Liquidity Provider, and an opinion of French counsel for the Liquidity Provider each dated the Closing Date and in form and substance reasonably satisfactory to you and counsel to the Underwriters, substantially to the effect as set forth in Exhibits E-1, E-2 and E-3 hereto, respectively.

(g)           On the Closing Date, you shall have received an opinion of in-house counsel for the Depositary, an opinion of Swiss in-house counsel for the Depositary and an opinion of Shearman & Sterling LLP, special counsel for the Depositary, each dated the Closing Date and in form and substance reasonably satisfactory to you and counsel to the Underwriters substantially to the effect set forth in Exhibits F-1, F-2 and F-3 hereto, respectively.

(h)           On the Closing Date, you shall have received an opinion of Shearman & Sterling LLP, as counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Offered Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require.

(i)            On the Closing Date, you shall have received a certificate of the Guarantor signed by the Chief Financial Officer of the Guarantor, dated the Closing Date, and in form and substance reasonably satisfactory to you and counsel to the Underwriters substantially to the effect set forth in Exhibit G hereto.

(j)            Subsequent to the execution and delivery of this Agreement, there shall not have been any material adverse change in the condition (financial or otherwise), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business that, in your judgment, is so material and adverse that it makes it impracticable or inadvisable to proceed with the public offering or the sale of and payment for the Offered Certificates. The Company shall have furnished to you a certificate of the President or a Senior or Executive Vice President, and other senior officers of the Company and the Guarantor, dated the Closing Date, to such effect and to the effect that the signers of such certificate have carefully examined the Registration Statement, the Time of Sale Prospectus, the Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Company and Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or Guarantor, threatened; and

(iii)          since the date of the most recent financial statements included in the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto), there has not been any material adverse change in the condition (financial or otherwise), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

(k)           On each of the date hereof and the Closing Date, you shall have received a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you and counsel to the Underwriters, from Ernst & Young LLP, the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain other financial or statistical data and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading nor any notice given to the Company or the Guarantor or any public notice given, in either case by a rating agency described below, of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s or the Guarantor’s securities, including the Offered Certificates, by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(m)          The Company and the Guarantor shall have furnished to you and to counsel for the Underwriters, in form and substance satisfactory to you and to them, such other documents, certificates and opinions as such counsel may reasonably request in order to pass upon the matters referred to in Section 4(j) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company or the Guarantor theretofore to be performed, or the compliance with any of the conditions herein contained.

(n)           On the Closing Date, each of the Operative Documents, the Indentures, Participation Agreements, Equipment Notes, Trust Agreements and Guarantees) shall have been duly executed and delivered by each of the parties thereto; the representations and warranties of the Company and the Guarantor contained in each of such executed Operative Documents to which they are parties shall be true and correct in all material respects as of the Closing Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date) and the Underwriters shall have received a certificate of the President or a Senior or Executive Vice President of the Company, dated as of the Closing Date, to such effect.

(o)           Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Guarantor and the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Guarantor, the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Guarantor, the Company or any of its affiliates and (iii) is not connected with the Guarantor, the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(p)           On the Closing Date, (i) the Class A Certificates shall be rated not lower than “A-” by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies Inc. (“S&P”) and not lower than “A3” by Moody’s Investor Service, Inc. (“Moody’s”) and (ii) the Class B Certificates shall be rated not lower than “BBB-” by S&P and not lower than “Ba1” by Moody’s.

The Guarantor and the Company agree to furnish, promptly after the Closing Date and the applicable Delivery Date, to the Underwriters a copy of each opinion required to be delivered under the applicable Participation Agreement addressed to the Underwriters and of such other documents furnished in connection with the fulfillment of the conditions precedent therein as the Underwriters or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company and the Guarantor at any time prior to the Closing Date. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

Section 5.              Certain Covenants of the Company and the Guarantor. The Company and the Guarantor covenant with each Underwriter as follows:

(a)           To furnish to you, without charge, as soon as practicable on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (h) below, as many copies of the Prospectus, and any supplements or amendments thereto, as you may reasonably request.

(b)           To furnish to you as many conformed copies of the Registration Statement (as originally filed), the Time of Sale Prospectus, the Prospectus, and of all amendments and supplements to such documents, whether filed before or after the Registration Statement became effective, as many copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period mentioned in paragraph (h) below) and one signed and as many conformed copies of all consents and certificates of experts as you may reasonably request and, if requested by you, to furnish to you, for each of the Underwriters, one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

(c)           Promptly following the execution of this Agreement, to prepare a Prospectus that complies with the Securities Act and that sets forth the principal amount of the Offered Certificates and their terms not otherwise specified in the preliminary prospectus or the Basic Prospectus included in the Registration Statement, the name of each

Underwriter participating in the offering and the principal amount of the Offered Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as a representative of the Underwriters in connection with the offering, the price at which the Offered Certificates are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you, the Company and the Guarantor deem appropriate in connection with the offering of the Offered Certificates. The Company and the Guarantor will timely transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act.

(d)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish each Underwriter with a copy of each such proposed amendment or supplement, and to file no such proposed amendment or supplement to which you reasonably object by notice to the Company after a reasonable period of review; provided that the foregoing shall not prevent the Guarantor from filing reports required to be filed by it pursuant to the Exchange Act, and provided further that the Guarantor shall have provided you with a copy of any such report prior to its filing with the Commission.

(e)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Guarantor and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(f)            Not to take any action that would result in an Underwriter, the Company or the Guarantor being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(g)           If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Certificates at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(h)           If, during such period after the first date of the public offering of the Offered Certificates when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales of the Offered Certificates by an Underwriter or dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company and the Guarantor, to amend the Registration Statement or amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary, in the reasonable opinion of either such counsel, to amend the Registration Statement or amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Offered Certificates may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and to cause such amendments or supplements to be filed promptly with the Commission.

(i)            During the period mentioned in paragraphs (g) and (h) above, to notify you immediately, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Time of Sale Prospectus, the Prospectus or any supplement thereto, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Time of Sale Prospectus or the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Time of Sale Prospectus or the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes; and to use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(j)            To use their respective reasonable efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offer and sale under the securities laws of such states and other jurisdictions as you may reasonably request and to maintain such qualifications in effect for so long as required for the distribution of such Offered Certificates; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company and the Guarantor will use their reasonable efforts to file such statement and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been qualified as above provided. The Company and the Guarantor will also supply you with such information as is necessary for the determination of legality of the Offered Certificates for investment under the laws of such jurisdictions as you may reasonably request.

(k)           To make generally available to the Guarantor’s security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Guarantor (in form complying with the provisions of Rule 158 of the Securities Act), covering (i) a period of 12 months beginning after the effective date of the Registration Statement and any post-effective amendment thereof but not later than the first day of the Guarantor’s fiscal quarter next following such effective date and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Guarantor’s fiscal quarter next following the date of this Agreement.

(l)            For a period of two years after the Closing Date, to make available upon request to the Underwriters, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company or the Guarantor to the holders of Offered Certificates or to their security holders generally provided that at such time the Guarantor is required to furnish such reports under the Exchange Act.

(m)          Between the date of this Agreement and the Closing Date, not to offer, sell or enter into any agreement to sell, directly or indirectly, any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned or leased by the Company or the Guarantor (or rights relating thereto) other than the Offered Certificates or Equipment Notes relating thereto, without your prior written consent.

(n)           During the period when a prospectus relating to the Offered Certificates is required to be delivered under Section 5(c) of the Securities Act, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(o)           To comply to the best of their abilities with the Securities Act, the Exchange Act and the Trust Indenture Act so as to permit the completion of the distribution of the Offered Certificates as contemplated in this Agreement and in the Time of Sale Prospectus and the Prospectus.

(p)           If the third anniversary since December 1, 2005 occurs before all the Offered Certificates have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Offered Certificates to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(q)           To prepare a final term sheet relating to the offering of the Offered Certificates, containing only information that describes the final terms of the Offered Certificates or the offering in a form consented to by Citi and Morgan Stanley, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Offered Certificates.

Section 6.              Payment of Expenses. The Company and the Guarantor will pay or cause to be paid all costs and expenses incident to the performance of their obligations under this Agreement, including, without limitation, (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Offered Certificates (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the cost of furnishing copies thereof to the Underwriters, (b) the printing or processing and distribution of this Agreement, the Offered Certificates, the Operative Documents, the Blue Sky Survey and any Legal Investment Survey, (c) the delivery of the Offered Certificates, (d) the fees and disbursements of counsel and accountants for the Guarantor and the Company, (e) the qualification of the Offered Certificates under the applicable securities laws in accordance with Section 5(g), including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (f) any fees charged by rating agencies for rating the Offered Certificates (including annual surveillance fees related to the Offered Certificates as long as they are outstanding), (g) the fees and expenses of the Trustee, the Subordination Agent, the Liquidity Provider, the Depositary, the Escrow Agent and the Paying Agent including the reasonable fees and disbursements of their respective counsel, in connection with the Offered Certificates and the Operative Documents, (i) the fees and disbursements of counsel for the Underwriters, (j) all fees and expenses relating to appraisals of the Aircraft and (k) all other reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement. The Guarantor and the Company will also cause to be paid all expenses incident to the performance of their obligations under the Indentures and each of the other agreements and instruments referred to in the Indentures and the Participation Agreements.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Sections 4 or 8, the Company and the Guarantor, jointly and severally, agree to reimburse the Underwriters for all their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

Section 7.              Indemnification and Contribution.  (a)  The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, any Underwriter’s officers and directors, each affiliate of any Underwriter within the meaning of Rule 405 of the Securities Act, as well as any affiliate’s officers and directors, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act, any Company or Guarantor information that the Company or Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Guarantor or the Company by or on behalf of any Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or any amendment or supplement thereto (the “Underwriter Information”).

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, its affiliates and their respective officers and directors, but only with reference to the Underwriter Information provided by such Underwriter.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may, except as provided in the immediately following sentence, assume the defense of such action, with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Citi and Morgan Stanley, in the case of parties indemnified pursuant to paragraph (a) above (or if neither Citi nor Morgan Stanley is an indemnified party pursuant to such paragraph, by such others Underwriters who are indemnified parties pursuant to such paragraph), and by the Company or the Guarantor, in the case of parties indemnified pursuant to paragraph (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Offered Certificates; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Offered Certificates) be responsible for any amount in excess of the underwriting discount or commission applicable to the Offered Certificates purchased by such Underwriter hereunder, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Certificates shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Offered Certificates. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The

Underwriters’ respective obligations to contribute pursuant to this Section 7 are several and not joint.

(e)           The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company or the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Guarantor or Company, its officers or directors or any person controlling the Guarantor or the Company and (iii) acceptance of and payment for any of the Offered Certificates.

Section 8.              Termination of Agreement. (a) This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to delivery of and payment for the Offered Certificates, if at any time prior to such delivery and payment (A) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the Nasdaq National Market, (B) trading of any securities of the Guarantor or the Company shall have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (D) there shall have occurred any outbreak or escalation of hostilities involving the United States or any calamity or crisis that and (b) in the case of any of the events specified in clauses (i)(A) through (D), such event singly or together with any other such event makes it, in your sole judgment, impracticable to market the Offered Certificates on the terms or in the manner contemplated in the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto) or inadvisable to enforce contracts for the sale of the Offered Certificates. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantor or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Guarantor or any of the officers, directors, employees, agents or controlling persons referred to in Section 7  hereof, and will survive delivery of and payment for the Offered Certificates. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

Section 9.              Default. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Certificates that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Certificates specified to be purchased by them on Schedule II bears to the aggregate principal amount of Offered Certificates specified to be purchased by all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Certificates that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Offered Certificates without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Certificates and the aggregate principal amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses for any non-defaulting Underwriter to the extent set forth in Section 6. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Guarantor or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Guarantor or the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

Section 10.            Entire Agreement. (a)  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered Certificates, represents the entire agreement between the Company, the Guarantor and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Certificates.

(b)           Each of the Company and the Guarantor acknowledges that (i) the purchase and sale of the Offered Certificates pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and Guarantor and (iii) the engagement by the Company and Guarantor of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or Guarantor on related or other matters). Each of the Company and Guarantor agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or Guarantor, in connection with such transaction or the process leading thereto.

Section 11.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 12.            Governing Law and Time. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Specified times of the day refer to New York City time.

Section 13.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed, or transmitted by any standard form of telecommunication, including telex or facsimile transmission. Notices to the Underwriters shall be directed to Citigroup Global Capital Markets Inc. General Counsel (facsimile number (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equipment Finance Group, facsimile number (212) 761-1781. Notices to the Company or the Guarantor shall be directed to it by mail at Northwest Airlines, Inc., 2700 Lone Oak Parkway, Egan, Minnesota 55121, with a copy to Northwest Airlines Corporation at the same address, attention of the Senior Vice President and Treasurer, Department A4010.

Section 14.            Parties. This Agreement is made solely for the benefit of the Underwriters, the Company, the Guarantor and, to the extent expressed, any person controlling the Company, the Guarantor or the Underwriters within the meaning of Section 15 of the Securities Act, and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from the Underwriters of the Offered Certificates.

Section 15.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Guarantor and each Underwriter in accordance with its terms.

Very truly yours,

NORTHWEST AIRLINES, INC.

By:	/s/ Daniel B. Matthews
Name:	Daniel B. Matthews
Title:	Senior Vice President & Treasurer

NORTHWEST AIRLINES
CORPORATION

By:	/s/ Daniel B. Matthews
Name:	Daniel B. Matthews
Title:	Senior Vice President & Treasurer

Underwriting Agreement

Accepted as of the date hereof

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf of themselves and the several
Underwriters named in Schedule II hereto

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Thomas Bliemel
	Name:	Thomas Bliemel
	Title:	Managing Director

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Vice President

Underwriting Agreement

SCHEDULE I

Pass Through Certificates, Series 2007-1

Pass Through Certificate Designation	Aggregate Principal Amount	Interest Rate	Final Expected Distribution Date
2007-1A	$338,498,000.00	7.027%	November 1, 2019
2007-1B	$115,845,000.00	8.028%	November 1, 2017

SCHEDULE II

Pass Through Certificates, Series 2007-1

	2007-1A	2007-1B
Morgan Stanley & Co. Incorporated	$152,022,000	$52,027,000
Citigroup Global Markets Inc.	$76,010,000	$26,013,000
J.P. Morgan Securities Inc.	$50,673,000	$17,342,000
Calyon Securities (USA) Inc.	$25,336,000	$8,671,000
Deutsche Bank Securities Inc.	$25,336,000	$8,671,000
Credit Suisse Securities (USA) LLC	$9,121,000	$3,121,000

SCHEDULE III

NORTHWEST AIRLINES, INC.

Underwriting commissions:  $3,634,744.00

SCHEDULE IV

Free writing prospectus dated October 2, 2007 in the form attached as Annex A

Annex A to Schedule IV

Issuer Free Writing Prospectus
Filed pursuant to Rule 433(d)
Registration No. 333-107070
October 2, 2007

Northwest Airlines, Inc. (“Northwest”)
(NYSE Symbol: NWA)

Securities:	Class A Pass Through Certificates, Series 2007-1 (“Class A Certificates”)	Class B Pass Through Certificates, Series 2007-1 (“Class B Certificates”)
Amount:	$338,498,000.00	$115,845,000.00
Public Offering Price:	100%	100%
Moody’s/Standard &Poor’s Ratings:	A3/A-	Ba1/BBB-
CUSIP:	667294 BE1	667294 BF8
ISIN:	US667294BE12	US667294BF86
Benchmark Treasury:	4.75% due 8/17	4.25% due 8/14
Yield to Maturity:	4.527%	4.328%
Spread to Benchmark Treasury:	2.50%	3.70%
Coupon:	7.027%	8.028%
Make-Whole Spread:	0.45%	0.60%
Liquidity Facility Initial Maximum Commitment Amount:	$35,679,381.69	$13,950,054.90

Underwriting Commission:	$3,634,744.00

	Class A Pass Through Certificates	Class B Pass Through Certificates
Concession to Selling Group Members:	0.475%	0.475%

Discount to Brokers/Dealers:	0.250%	0.250%

Underwriting Agreement:	Dated October 2, 2007
Trade Date:	October 2, 2007
Settlement Date:	October 10, 2007 (T+5) closing date, the fifth business day following the date hereof

Preliminary Prospectus Supplement:	Northwest has prepared a Preliminary Prospectus Supplement, dated October 1, 2007, which includes additional information regarding the Certificates
Joint Bookrunners:	Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.
Co-Managers:	Calyon Securities (USA) Inc., Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC

A securities rating is not a recommendation to purchase, hold or sell securities and may be subject to revision or withdrawal at anytime.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley toll-free 1-866-718-1649 (institutional investors) or Citigroup Global Markets Inc. toll-free 1-877-858-5407.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.